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                                                              EXHIBIT 10.34

                                  ARTICLE ONE
                                  BASIC TERMS

         This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

         SECTION 1.01.  DATE OF LEASE: June 17, 1992.

         SECTION 1.02. LANDLORD (include legal entity): Pruco Life Insurance Company, an Arizona corporation.

                  Address of Landlord: 2029 Century Park East, Suite 3600, Los Angeles, California, 90067, Attention: Vice President, Property Management.

         SECTION 1.03.  TENANT (include legal entity): Hansen's Juices, Inc.

                  Address of Tenant: 875 West Eighth Street,
                  Azusa, California 91702.

         SECTION 1.04. PROPERTY. The Property is part of Landlord's multi-tenant real property development known as Azusa Industrial Center and described or depicted in Exhibit "A" (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property is (include street address, approximate square footage and description) 875 West Eighth Street, Azusa, California 91702; approximately 34,560 square feet (part of a larger) industrial warehouse facility; east side of the building.

         SECTION 1.05. LEASE TERM. 10 years 6 months beginning on December 1, 1992 or such other date as is specified in this Lease, and ending on May 31, 2003.

         SECTION 1.06. PERMITTED USES. (See Article Five) Processing of fresh fruit and vegetable juices, food processing and packaging, and other reasonably related uses and no other use.

         SECTION 1.07.  TENANT'S GUARANTOR. (If none, so state) None.

         SECTION 1.08.  BROKERS. (See Article Fourteen) (If none, so state)

                  Landlord's Broker: CB Commercial Real Estate Group, Inc.

                  Tenant's Broker: Grubb & Ellis




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         SECTION 1.09.  COMMISSION PAYABLE TO LANDLORD'S BROKER.
(See Article Fourteen) $ per separate agreement.

         SECTION 1.10.  INITIAL SECURITY DEPOSIT.  (See Section 3.03)
$11,899.00.

         SECTION 1.11. VEHICLE PARKING SPACES ALLOCATED TO TENANT. (See Section 4.05) in common with other tenants.

         SECTION 1.12.  RENT AND OTHER CHARGES PAYABLE BY TENANT.
*See Insert 3.01 for schedule of Base Rent and amortized Tenant Improvement payments

                  (a) BASE RENT: _____________________________________ Dollars
($_______) per month as provided in Section 3.01, _________________________
______________________________________________________________________________
______________________________________.

                  (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See
Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See
Section 4.04); (iv) Tenant's Initial Pro Rata Share of Common Area Expenses 8% (See Section 4.05); (v) Impounds for Insurance Premiums and Property Taxes (See
Section 4.08); (vi) Maintenance, Repairs and Alterations (See Article Six).

         SECTION 1.13. LANDLORD'S SHARE OF PROFIT ON ASSIGNMENT OR SUBLEASE. See Paragraph 18 of Rider (See Section 9.05) One Hundred Percent (100%) of the Profit (the "Landlord's Share").

         SECTION 1.14. RIDERS. The following Riders are attached to and made a part of this Lease: (If none, so state) See Rider of Additional Terms, Paragraphs 15-20 attached hereto and made a part hereof.

                                  ARTICLE TWO
                                   LEASE TERM

         SECTION 2.01. LEASE OF PROPERTY FOR LEASE TERM. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

         SECTION 2.02. DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord's non- delivery of the Property to Tenant on that date shall not affect this Lease or the


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obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Property to Tenant within sixty (60) days after the Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty (60)-day period ends. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

         SECTION 2.03. EARLY OCCUPANCY. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

         SECTION 2.04. HOLDING OVER. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify and defend Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

                                 ARTICLE THREE
                                   BASE RENT

         SECTION 3.01. TIME AND MANNER OF PAYMENT. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount of $11,899 for the seventh month of the Lease Term. On the first day of the eighth month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent and amortized tenant improvement costs shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

         * SEE INSERT 3.01.



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         SECTION 3.02. COST OF LIVING INCREASES. The Base Rent shall be increased on each date (the "Rental Adjustment Date") stated in Paragraph 19 in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Property is located on the basis of 1982-1984 = 100) (the "Index") as follows:

                  (a) The Base Rent (the "Comparison Base Rent") in effect immediately before each Rental Adjustment Date shall be increased by the percentage that the Index has increased from the date (the "Comparison Date") on which payment of the Comparison Base Rent began through the month in which the applicable Rental Adjustment Date occurs. The Base Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the applicable Rental Adjustment Date, the percentage increase between those two Indices, and the new Base Rent. Any increase in the Base Rent provided for in this Section 3.02 shall be subject to any minimum or maximum increase, provided for in Paragraph 1.12(a).

                  (b) Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until the next Rental Adjustment Date. Landlord's notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the effective date of the increase and Landlord's notice of such increase within ten (10) days after Landlord's notice. If the format or components of the Index are materially changed after the Commencement Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date. The substitute index shall be used to calculate the increase in the Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt of Landlord's notice. If Tenant objects, Landlord and Tenant shall submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration Association at its office closest to the Property. The costs of arbitration shall be borne equally by Landlord and Tenant.

         SECTION 3.03. SECURITY DEPOSIT; INCREASES.

                  (a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. See Insert 3.03.

                  (b) Each Time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the


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same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

         SECTION 3.04. TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

                                  ARTICLE FOUR
                        OTHER CHARGES PAYABLE BY TENANT

         SECTION 4.01. ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

         SECTION 4.02. PROPERTY TAXES.

                  (a) Real Property Taxes. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.02(c) and
Section 4.08 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10)-day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

                  (b) Definition of "Real Property Tax. "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; or construction conducted in the Project and (v) any charge or fee replacing any tax previously included within the definition of real property tax.


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"Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

                  (c) Joint Assessment. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

                  (d)      Personal Property Taxes.

                           (i)      Tenant shall pay all taxes charged agains
trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

                           (ii)     If any of Tenant's personal property is
taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

         SECTION 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

         SECTION 4.04. INSURANCE POLICIES. See Article 15 in Rider for insurance provisions.

                  (a)      Liability Insurance.

         SECTION 4.05. COMMON AREAS; USE, MAINTENANCE AND COSTS.

                  (a) Common Areas. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of the Property.



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                  (b) Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

                  (c) Specific Provision re: Vehicle Parking. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets except with Landlord's prior written consent, which shall not be unreasonably withheld. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legal permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

                  (d) Maintenance of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's sole discretion, as a first-class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenants' signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for require licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other appropriate reserves; and a reasonable allowance to Landlord for Landlord's supervision of the Common Areas (not to exceed five percent (5%) of the gross rents of the


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Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas.

                  (e) Tenant's Share and Payment. Tenant shall pay Tenant's annual pro rata share of all Common Area costs (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in
Section 1.04 of the Lease, by the aggregate square foot area of the Project which is leased or held for lease by tenants, as of the date on which the computation is made. Tenant's initial pro rata share is set out in Paragraph 1.1(b). Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord's election, estimate in advance and charge to Tenant as Common Area costs, all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all maintenance and repair costs for which Tenant is liable under
Section 6.04 of the Lease, and all other Common Area costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period.

         SECTION 4.06. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

         SECTION 4.07. INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse


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or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

         SECTION 4.08. IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12)-month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-Interest bearing Impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the Impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the Impound account to any obligation then due under this Lease.

                                  ARTICLE FIVE
                                USE OF PROPERTY

         SECTION 5.01. PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

         SECTION 5.02. MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

         SECTION 5.03. HAZARDOUS MATERIALS. As used in this Lease, the term "hazardous substances" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum- based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of


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Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the Installation or use of any storage tanks on the Property.

         SECTION 5.04. SIGNS AND AUCTIONS. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

         SECTION 5.05. INDEMNITY. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant;
(c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

         SECTION 5.06. LANDLORD'S ACCESS. Landlord or its agents may enter the Property at all reasonable times during business hours to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry of no less than 24 hours except in the case of an emergency in which event no prior notice is required. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

         SECTION 5.07. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

                                  ARTICLE SIX
          CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

         SECTION 6.01. EXISTING CONDITIONS. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental


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regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.

         SECTION 6.02. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

         SECTION 6.03. LANDLORD'S OBLIGATIONS.

                  (a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair: the foundations, exterior walls and roof of the Property (including painting the exterior surface of the exterior walls of the Property not more often than once every five (5) years, if necessary) and all components of electrical, mechanical, plumbing, heating and air conditioning systems and facilities located in the Property which are concealed or used in common by tenants of the Project. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this
Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs.

                  (b) Tenant shall pay or reimburse Landlord for all costs Landlord incurs under paragraph 6.03(a) above as Common Area costs as provided in Section 4.05 of the Lease. Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Property in good order, condition and repair.

         SECTION 6.04. TENANT'S OBLIGATIONS.

                  (a) Except as provided in Section 6.03, Article Seven (Damage and Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor, unless Landlord maintains such equipment under
Section 6.03 above. If any part of the Property or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

                  (b) Tenant shall fulfill all of Tenant's obligations under this Section 6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

         SECTION 6.05. ALTERATIONS, ADDITIONS AND IMPROVEMENTS. (See Article 17 in Rider for additional provisions)

         SECTION 6.06. CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction).

                                 ARTICLE SEVEN
                             DAMAGE OR DESTRUCTION

         SECTION 7.01. PARTIAL DAMAGE TO PROPERTY.

                  (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than forty percent (40%) of the Property is untenantable as a result of such damage or less than forty (40%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

                  (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repairs by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

                  (c) If the damage to the Property occurs during the last six
(6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

         SECTION 7.02. SUBSTANTIAL OR TOTAL DESTRUCTION. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceeding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

         SECTION 7.03. TEMPORARY REDUCTION OF RENT. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair or restoration of or to the Property.

         SECTION 7.04. WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

                                 ARTICLE EIGHT
                                  CONDEMNATION

         If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair; Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

                                  ARTICLE NINE
                           ASSIGNMENT AND SUBLETTING

         (See Article 18 in Rider for additional provisions)

         SECTION 9.01. NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

                                  ARTICLE TEN
                               DEFAULTS; REMEDIES

         SECTION 10.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

         SECTION 10.02. DEFAULTS. Tenant shall be in material default under this Lease:

                  (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in
Section 4.04;

                  (b) If Tenant fails to pay rent or any other charge when due;

                  (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

                  (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty
(30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty
(30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

                  (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

         SECTION 10.03. REMEDIES. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

                  (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property. Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

                  (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

                  (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

         SECTION 10.04. REPAYMENT OF "FREE" RENT. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

         SECTION 10.05. AUTOMATIC TERMINATION. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

         SECTION 10.06. CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

                                 ARTICLE ELEVEN
                             PROTECTION OF LENDERS

         SECTION 11.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

         SECTION 11.02. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

         SECTION 11.03. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

         SECTION 11.04. ESTOPPEL CERTIFICATES.

                  (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

                  (b) If Tenant does not deliver such statement to Landlord within such ten (10)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

         SECTION 11.05. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

                                 ARTICLE TWELVE
                                  LEGAL COSTS

         SECTION 12.01. LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord, or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

         SECTION 12.02. LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

                                ARTICLE THIRTEEN
                            MISCELLANEOUS PROVISIONS

         SECTION 13.01. NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national original or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

         SECTION 13.02. LANDLORD'S LIABILITY; CERTAIN DUTIES.

                  (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

                  (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty
(30) day period and thereafter diligently pursued to completion.

                  (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

         SECTION 13.03. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.

         SECTION 13.04. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

         SECTION 13.05. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

         SECTION 13.06. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

         SECTION 13.07. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         SECTION 13.08. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

         SECTION 13.09. BINDING EFFECT; CHOICE OF LAW. This Lease bind any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

         SECTION 13.10. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

         SECTION 13.11. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         SECTION 13.12. FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond the Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

         SECTION 13.13. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

         SECTION 13.14. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

                                ARTICLE FOURTEEN
                                    BROKERS

         (See Separate Agreement)

         SECTION 14.03. AGENCY DISCLOSURE; NO OTHER BROKERS. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: CB COMMERCIAL REAL ESTATE GROUP, INC., who represents Landlord and Grubb & Ellis, who represents Tenant.

         In the event that CB COMMERCIAL REAL ESTATE GROUP, INC. represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS
ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL
PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE
BELOW.

         See Rider attached hereto and made a part hereof, including Articles 15-20. Exhibit "A" Depiction of Project and Premises.

         Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.


Signed on _______________ __, 19__
at _____________________________
                                      "LANDLORD"

                                      Pruco Life Insurance Company, an
                                        Arizona corporation

                                      By: PREMISYS Real Estate Services, Inc.
                                      Its: Managing Agent

                                      By:  /s/ Gregory U. Cott
                                      Its: Vice President


                                      "TENANT"

Signed on 7-8, 1992                   Hansen's Juices, Inc.
at Los Angeles, CA  90004

                                      By:  /s/ Anthony Kane
                                      Its: President

                                      By:  /s/ Gary T. Hansen
                                      Its: Secretary

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS(R), INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS(R), INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.

         RIDER OF ADDITIONAL TERMS TO BE ATTACHED TO AND BECOME A PART OF THE LEASE DATED JUNE 17, 1992 BETWEEN PRUCO LIFE INSURANCE
                       COMPANY AND HANSEN'S JUICES, INC.


15.      INSURANCE ARTICLES:

         A. Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its subsidiaries, directors, officers, agents and employees from and against any and all damage, loss, liability or expense, including, but not limited to, attorney's fees and legal costs suffered by same directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death, resulting any time therefrom, and property damages sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Property and adjacent areas by the Tenant or otherwise, the acts or omission of the Tenant, its agents, employees or any other contractors brought onto said Property by the Tenant, or any other cause or event giving rise to damage, loss, liability, or expense, which cause or event is customarily covered by the types of insurance which Tenant is required to maintain hereunder, except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees, agents, customers and invitees. Such loss or damage shall include, but not be limited to, any injury or damage to Landlord's personnel (including death resulting any time therefrom) on the Property. Tenant agrees that the obligations assumed herein shall survive this Lease. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant.

         B. Except as provided to the contrary in Paragraphs H, J, and K, Tenant hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its own expense, for the protection of Tenant and Landlord, as their interest may appear, policies of insurance issued by a responsible carrier or carriers licensed to do business in the state where the Property is located and with a Best's rating of B+ or better, which afford the following coverages:

                  1.       Workers Compensation - Statutory
                           Employers Liability - Not less than $100,000.00 Comprehensive General - Not less than $2,000,000.00 Liability Insurance combined single limit including
                             Blanket for both
                           bodily and Contractual
                           Liability property damage
                           Broad Form Property
                           Damage
                           Personal Injury
                           Completed Operation/Products Liability
                           Fire Damage Legal

                  2. Fire and extended coverage, including earthquake coverage (as defined in California insurance industry practices), vandalism and malicious mischief and sprinkler leakage (where applicable) insurance to cover both Landlord and Tenant as to their respective interest therein, for one hundred percent (100%) of the replacement value of the Property.

                  3. Rent insurance covering those risks referred to in Paragraph 15(B)2 in an amount equal to all that is called for under Paragraph 3 of this Lease (and any additional rents payable under this Lease) for a period of at least twelve (12) months, commencing with the date of loss.

                  4. Boiler and machinery insurance, including, but not limited to, steam pipes, pressure pipes, condensation return pipes and other pressure vessels (provided the building on the Property contains a boiler and other pressure vessels or pressure pipes), in an amount satisfactory to Landlord.

         C. Landlord may elect to have reasonable deductibles in connection with coverages required by Paragraphs 15(B)2, 15(B)3 and 15(B)4.

         D. The Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of such policy, certificates or insurance evidencing the above coverage with limits not less than those specified above. Such certificates, with the exception of Worker's Compensation, shall name Landlord, its subsidiaries, directors, agents and employees as additional insureds as their interests may appear and shall expressly provide that the interest of same herein shall not be affected by a breach by Tenant of any policy provision for which such Certificates evidence coverage. Further, all Certificates shall expressly provide that not less than thirty (30) days prior written notice shall be given to Landlord in the event of material alteration to or cancellation of the coverage evidenced by such Certificates.

         E. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance and such other insurance coverage in such limits, as Landlord may require and such other hazard insurance, as the nature and condition of the Property may require, in the reasonable judgment of Landlord, to afford Landlord adequate protection for said risks.

         F. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor, and evidence of such loss.

         G. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant's undertaking under this Paragraph 15 and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

         H. If Landlord is designated as an insuring party in Paragraph J, Landlord shall, at all times during the terms of this Lease, maintain a policy or policies of insurance issued by and binding upon some solvent insurance company, insuring the building, of which the Property is a part, against loss or damage by fire, explosion, or other hazards and contingencies (Paragraph 15(B)2, 15(B)3 and 15(B)4 risks), for an amount equal to one hundred percent (100%) of the replacement value thereof, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies upon the premises.

         I. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Property, improvements to the building of which the Property is a part, personal property (building contents) within the building, any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring or obtain upon the Property or any additional improvements which Tenant may construct on the Property, by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Because this Paragraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company written notice of the terms of the mutual waivers contained in this Paragraph and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Paragraph. Tenant also waives and releases Landlord, its agents, officers and employees of and from any and all rights of recovery, claims, actions or causes of action for any loss or damage insured against under any other policies of insurance carried by Tenant.

         J. The insuring party under this Lease for Paragraph 15(B)1 shall be the Tenant. The insuring party under this Lease for Paragraphs 15(B)2, 15(B)3 and 15(B)4 shall be the Landlord.

         K. If Landlord is named as the insuring party under this Lease for Paragraphs 15(B)2, 15(B)3 and 15(B)4:

                  1. Tenant shall pay to Landlord during the term hereof, additional rent in the amount of any and all premiums for the insurance required under paragraphs 15(B)2, 15(B)3 and 15(B)4.

                  2. Tenant shall pay any such premiums to Landlord within thirty (30) days after receipt by Tenant of a copy of the premiums statement or satisfactory evidence of the amount due. If the insurance policies maintained hereunder cover other improvements in addition to the Property, Landlord shall also deliver to Tenant a statement of the amount of such premiums attributable to the Property and showing, in reasonable detail, the manner in which such amount was computed. If the term of this Lease shall not expire concurrently with the expiration of the period covered by such insurance, Tenant's liability for premiums shall be prorated on an annual basis.

                  3. Notwithstanding the foregoing, if (1) Landlord sells the Premises, (2) the Azusa Industrial Center becomes individually insured, and not insured under a blanket property casualty policy, (3) the property casualty policy premiums increase as a result of a high risk use by a tenant which is not a tenant in the Azusa Industrial Center as of the execution of this Lease, and (4) the increase in premiums attributable to such high risk use can reasonably be determined, then Tenant shall not be liable for its share of any such increase.

         L. Tenant shall maintain, at its cost, fire and extended coverage against loss, theft or damage, with vandalism and malicious mischief endorsements to cover personal property, fixtures, equipment, tenant improvements, alterations and utility installations in, on or about the Property, in an amount of at least one hundred percent (100%) of their full replacement value, with a deductible not to exceed $1,000 per occurrence. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant's improvements, alterations or utility installations, unless the Tenant improvements or alterations have become part of the Property.

16.      HAZARDOUS MATERIALS.

         A. Storage Tanks. Tenant shall not install storage tanks of any size or shape in the Property, above or below ground, without prior written consent of the Landlord, which can be withheld at its sole discretion. Without limiting the foregoing, Landlord shall have the right to condition its consent upon Tenant agreeing to give the Landlord such assurances that Landlord, at its sole discretion, deems necessary to protect itself against potential problems concerning the installation, use, removal and contamination of the Property, as a result of the installation and/or use of such tank, including, but not limited to, the installation of a concrete encasement for said tank. Tenant shall comply, at its sole expense, with all applicable permit and/or registration requirements and repair damage caused by the installation, maintenance or removal of such tank by Tenant. Upon termination of the Lease, Tenant shall, at its sole cost and expense, remove any tank installed by Tenant from the Property, remove and replace any contaminated soil or materials (and compact or treat the same as then required by law) and repair any damage or change to the Property caused by any installation and/or removal performed by Tenant.

                  Landlord shall have the right to employ experts and/or consultants, at Tenant's expense, to advise Landlord with respect to the installation, operation, monitoring, maintenance and removal and restoration of any such tank installed by Tenant.

         B. Hazardous Substances. Tenant shall not engage in or permit any activities on the Property, nor bring onto or create in the Property, any substances the possession or use of which requires a permit from any federal, state or local agency having jurisdiction over hazardous, toxic or infectious substances without Landlord's prior written consent.

                  Notwithstanding the foregoing prior to the Commencement Date, Tenant shall provide Landlord with materials safety, data sheets ("MSDS's") for each hazardous or toxic substance to be used or stored on the Premises, together with the estimated maximum amounts of such substances to be stored on the Premises at any time and evidence that Tenant has obtained all necessary permits in connection with the storage, use or disposal of any such substances. Landlord shall have the right to approve the matters covered by each such MSDA and to review and approve such permits. Tenant shall not store any such materials at the Premises until all necessary permits have been approved by Landlord. In the event Landlord consents to the use of any substance shown on any such MDS, Tenant covenants and agrees that it shall not, at any time during the term hereof, store such substances at the Premises in any amount in excess of the amount approved by Landlord. Tenant shall not engage in or permit any activity on the Property that violates any federal, state or local laws, rules or regulations pertaining to hazardous, toxic or infectious substances, and shall promptly, at Tenant's expense, take all investigatory and/or remedial action required or ordered for clean up of any contamination of the Property or the elements surrounding same, including, without limitation, remedial action recommended by any consultant retained by Landlord to review the operations of Tenant. Tenant shall indemnify, defend and hold Landlord, its agents and employees harmless from all liabilities, judgments, costs, claims, expenses, penalties and attorney's fees arising out of any breach of Tenant of its obligations under Section 5.03, and Paragraphs 16(A) and 16(B), including, but not limited to, the costs associated with remediation and/or abatement of any contamination therein involved or arising out of the actions of Tenant.

17.      ALTERATIONS AND IMPROVEMENTS.

         A. Tenant shall not, without Landlord's prior written consent (except for non-structural alterations not exceeding $2,500 in cost), make any alterations, improvements, additions, utility installation (including power panels) in, on or about the Property. Notwithstanding the foregoing, Paragraphs 17(C)(1),(c), (d), (e) and (f) shall apply to non-structural alterations not exceeding $2,500 in cost.

         B. Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use (including repairs by Tenant) in or on the Property, which claims may be secured by any mechanics' or materialmen's lien against the Property or any interest therein; and, Tenant shall hold Landlord harmless from any and all claims, costs or damages arising from labor or materials so furnished or alleged to have been furnished. Tenant shall deliver to Landlord written notice of commencement of any work on or in the Property within two (2) days after such commencement, and the Landlord shall have the right, but not the obligation, to post notices of non-responsibility in or on the Property as provided by law.

         C. For all additions and for all alterations requiring Landlord's consent:

                  1.       Tenant shall:

                           a. Request Landlord's approval, in writing, at least thirty (30) days prior to proposed construction.

                           b. Employ a California licensed architect or structural engineer.

                           c.       Employ a California licensed general
                                    contractor.

                           d.       Cause to be obtained, an applicable
                                    building permit for any and all
                                    construction or modifications.

                           e. Cause the building to be kept free of liens during construction.

                           f. As between Landlord and Tenant, be fully responsible for the act of Tenant's consultants, employees, contractors, subcontractors, etc., and cause them to fully comply with any applicable terms of this Lease and documents referred to by this Lease and other pertinent Lease obligations.

                           g. Enter into written agreement with an architect and general contractor on standard American Institute of Architects
                                    (AIA) form or reasonable equivalent for the contract itself, as well as payment schedules, change orders, etc. Copies of executed agreements will be forwarded to Landlord within five (5) days of execution.

                  2. Tenant's architect shall:

                           a.       Be licensed by the State of California.

                           b. Design and specify within the parameters of the building work letter and approved building specifications or have received specific written exceptions from the Landlord.

                           c. Secure Landlord's written approval before submitting plans to general contractor for bidding or to government agencies for approval.

                           d. Secure Landlord's written approval of any changes or alternates recommended by general contractor or required by governmental agencies.

                           e. Submit copy to Landlord of the final application for permit and issued permit.

                           f. Incorporate Landlord supplied building standard details onto drawings.

                           g. Submit final plans for Landlord's written approval prior to construction.

                           h. Be available for final inspection with Landlord at job completion.

                           i. Submit to Landlord for approval, details of any changes for specs or finishes during construction.

                           j. Provide samples and specifications as required by Landlord.

                           k. Sign off on the as-built drawings as his certification that the improvements have, in fact, been built as per his design.

                  3. Tenant's general contractor and/or subcontractor shall:

                           a.       Be licensed by the State of California.

                           b. Have experience providing similar quality and quantity of improvements. Work history shall be provided to Landlord prior to being awarded contract.

                           c.       Have a bonding capacity equal to or
                                    exceeding the valuation of the job.
                                    Landlord may, at his sole option, require the job to be bonded.

                           d.       Maintain in full force and effect,
                                    throughout the duration of its performance under contract to the Tenant, a Worker's Compensation insurance policy and a comprehensive liability insurance policy issued by an insurer satisfactory to Landlord, with liability coverage of not less than $1,000,000 for personal injury and $500,000 to cover property damage. The Comprehensive Liability insurance policy shall include assumption of contractual liability. Certificates of Insurance containing a thirty (30) day cancellation/modification clause shall be furnished to Landlord prior to commencement of performance under the Construction Contract, naming Landlord (Pruco Life Insurance company) and managing agent (currently Premisys Real Estate Services) as additional insured.

                           e. Provide a construction schedule to Landlord prior to commencement of work and weekly written progress reports.

                           f.       Warrant his work and that of his
                                    subcontractors, for a minimum of one (1) year.

                           g. Provide Landlord with as-built drawings of all improvements.

                  4. All approvals by Landlord, as herein provided for, shall not be unreasonably withheld. Tenant shall promptly submit requests to the managing agent of the Property.

         D. Upon the termination of this Lease, all alterations, improvements, additions or fixtures, other than Tenant's trade fixtures, which may be made in or on the Property, shall become the property of Landlord and remain upon and be surrendered with the Property; provided, however, that despite such items would otherwise become Landlord's property, Landlord, at its sole discretion, may, by written notice to Tenant at any time prior to the expiration or sooner of the termination of this Lease, require Tenant, upon such expiration or termination of the Lease, to remove any or all such improvements, additions, alterations, and fixtures, and restore the Property to the condition that would exist, except for such alterations, additions, improvements, or fixtures. Such removal, restoration and repair to the original conditions shall be completed by Tenant no later than the expiration or sooner termination of this Lease.

18.      ASSIGNMENT AND SUBLETTING.

         A. Except as expressly permitted in this Paragraph, Tenant shall not, without the prior written consent of Landlord, assign, transfer or hypothecate this Lease or any interest herein or sublet the Property or any part thereof, or permit the use of the Property by any party other than Tenant or to allow Tenant's interest in the Lease to be assigned by operation of law. Landlord shall have the right to withhold its consent in its reasonable discretion. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

         B. If at any time or from time to time during the term of this Lease, Tenant desires to assign its interest in the Lease or sublet all or any part of the Property, Tenant shall give written notice to Landlord, setting forth the terms of the proposed assignment or subletting and the space so proposed be assigned or sublet. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant's notice is given, either to sublet from Tenant such space at the rental rate and other terms set forth in Tenant's notice; or, if the proposed subletting is for the entire Property for the balance of the term of this Lease, to terminate this Lease. If

Landlord does not exercise such option, Tenant shall be free to assign or sublet such space to any third party, subject to all the following conditions;

                  1. The assignment or sublease shall be on the same terms set forth in the notice given to Landlord. Any subsequent changes or modifications shall require Landlord's prior written consent;

                  2. No assignment or sublease shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord's decision may take into account, without limitation, the creditworthiness of the proposed assignee or subtenant, the nature of the proposed use of the assigned or subleased space, and whether the proposed use affects the Tenant mix sought to be achieved by Landlord.

                  3. No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Property assigned or subleased until an executed counterpart of such assignment or sublease has been delivered to Landlord.

                  4. No assignee or subtenant shall have a right to further assign or sublet.

                  5. One hundred percent (100%) of any sums or other economic consideration received by Tenant as a result of such subletting (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements, other than building standard tenant improvements, made to the sublet portion of the Property by Tenant at its cost and brokerage commissions), whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect Tenant's obligations under this Lease allocable to that portion of the Property subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder. In the event of subletting of only a portion of the Property, in calculating whether the rent received by Tenant exceeds the rent payable under this Lease, the rent payable under the Lease shall be prorated according to the square footage involved in order to reflect the rent applicable to the space sublet.

         C. If Tenant is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partnership shall be deemed to be an assignment of this Lease. If Tenant is a corporation, unless Tenant is a public corporation whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any sale or other transfer of a percentage of capital stock of Tenant which results in a change of controlling persons, or the sale or transfer of substantially all of the assets of Tenant, shall be deemed to be an assignment of this Lease. If any of the stockholders of Tenant existing as of the execution of this Lease retire, it shall not be considered a change in control under this paragraph.

         D. Notwithstanding the provisions of Paragraphs 18(A), 18(B) and 18(C) above, Tenant may assign this Lease, or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with the Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Property, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

         E. Regardless of Landlord's consent, no subletting or assignment shall release Tenant or Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

19.      OPTION TO EXTEND.

         A. Landlord hereby grants to Tenant the option to extend the term of this Lease for one (1) additional period of five (5) years, commencing on the day following the expiration of the original term of the Lease, such option to be exercised by Tenant by written notice to Landlord given not less than nine
(9) months and not more than twelve (12) months prior to the expiration of the original term of this Lease. If Tenant gives such notice, the original term of the Lease shall be extended for one (1) additional period of five (5) years, subject to all of the terms, covenants and conditions of this Lease, except the Base Rent shall be increased as provided below. If Tenant is in default under this Lease on the date such notice is given (whether or not such default is later cured), then at Landlord's election, such notice shall be void; or, if Tenant is in default under this Lease after the giving of such notice (whether or not such default is later cured), then at Landlord's election, such option to extend and Tenant's exercise of same shall be void and this Lease shall terminate at the end of the original term (unless sooner terminated pursuant to this Lease).

         B. In the event said option is exercised, in accordance with the provisions hereof, then in lieu of the amount of the Base Rent set forth in
Article 3 above, the amount of the Base Rent for the Property for the first thirty (30) months of the Option term shall be equal to one hundred percent (100%) of the Fair Rental Amount at the time of determination for space comparable to the Property located in the vicinity of the Project, but in no event shall the new Base Rent be less than the amount of the Base Rent payable immediately prior to the expiration


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of the original term of the Lease. The determination of the Fair Rental Amount shall exclude the specialized improvements that are specifically constructed at Tenant's cost in connection with the processing and refrigeration functions of Tenant's business. If said option is exercised by Tenant, Landlord and Tenant agree to meet no later than two hundred forty (240) days prior to the expiration of the original term of the Lease and negotiate in good faith to determine the new Base Rent for the option term. If Landlord and Tenant cannot agree on such new Base Rent, the dispute shall be submitted for appraisal. For that purpose, Landlord and Tenant shall employ one person or firm as an appraiser (hereinafter called the "Independent Appraiser"), or if they cannot agree on one person or firm as an Independent Appraiser, they shall each employ one person or firm as an appraiser (hereinafter called "Landlord's Appraiser" in the case of the one employed by Landlord, and "Tenant's Appraiser" in the case of the one employed by Tenant), who shall, in turn, appoint a third person as an appraiser (who shall be MAI) if Landlord's Appraiser and Tenant's Appraiser cannot agree on the amount of the new Base Rent for the first thirty
(30) months of the option term. Both Landlord and Tenant shall be bound by the determination of Fair Rental Amount set forth in the written report and opinion of the Independent Appraiser (if there is one) or appraisers (if there are two and they agree or if there are three and they agree) or the average of their separate determinations (if there are three and any one appraiser's opinion differs from that of the other or others); provided, however, that any appraiser's or appraisers' determination of the new Base Rent which is less than the amount of the Base Rent payable immediately prior to the expiration of the original term shall be disregarded and the amount of the Base Rent payable immediately prior to the expiration of the original term shall be substituted as if it were the appraiser's or appraisers' determination. Any third appraiser shall be employed within thirty (30) days after the employment of Landlord's Appraiser and Tenant's Appraiser, and shall deliver his report and opinion to both parties at the same time and within thirty (30) days after he was first employed. Landlord shall pay the fees of, and costs incurred by, Landlord's Appraiser, if any, and Tenant shall pay the fees of, and costs incurred by, Tenant's Appraiser, if any. The fees of, and costs incurred by, all other appraisers shall be paid equally by Tenant and Landlord. The new Base Rent for the first thirty (30) months of the option term shall be increased on the first day of the thirty-first (31st) month of the option term in accordance with the provisions of Section 3.02, and such increased Base Rent shall apply thereafter for the remainder of the option term. Such increase shall not be less than four percent (4%) or greater than eight percent (8%) per annum, cumulative. No free rent shall be applicable to the option term.

         C. The foregoing option may be exercised only as to the entire Property, and only by Tenant. The rights contained in this paragraph are personal to the Tenant and are not assignable and cannot be exercised by Tenant on behalf of or for the benefit of any subtenant or assignee.

20. LANDLORD SHALL PROVIDE TENANT WITH A TENANT IMPROVEMENT ALLOWANCE LOAN ("ALLOWANCE LOAN") IN THE AMOUNT NOT TO EXCEED TWO HUNDRED THOUSAND DOLLARS ($200,000) TO DEFRAY A PORTION OF TENANT'S COSTS OF CONSTRUCTING AND INSTALLING THE FOLLOWING IMPROVEMENTS ONLY:



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         A. An additional 1,700+ square feet of office area with comparable floor and wall treatments as currently exist in the existing 1,800+ square feet of offices.

         B. Additional plant and office restrooms as required by applicable code for Tenant to conduct its business.

         C. One additional 600 amp. 277/480 volt power panel, which together with the existing primary power panel, will deliver a total primary power of 1200 amps, 277/480 volt, 3 phase to the Premises.

         D. An additional 4-inch water line to be used by Tenant for its processing operation.

         E. Floor drains and a clarifier with hook-up into the sewer system for discharge of the processing water.

         F. Connection to the building ("Building") of which the Premises are a part of a gas line with a minimum 4-inch diameter to be used by Tenant in its processing operation.

         G. A chain link fence separating and securing the yard area to the north of the Building for Tenant's use, which area shall be designated by Landlord and subject to its approval.

         H. Two ground level loading doors (12' x 14') along the north wall of the warehouse area into the fenced yard area. I. Air curtains, which meet Health Department standards, around all loading doors.

                  Tenant agrees to construct the foregoing improvements at its sole cost and expense, subject to its rights with respect to the Allowance Loan. Notwithstanding anything contained herein to the contrary, the Allowance Loan shall only be payable with respect to and applied against the costs of constructing and installing the foregoing improvements and no other improvements, and any unfunded portion of the Allowance Loan shall remain Landlord's property. Any and all improvement work that Tenant desires or is obligated to implement shall be done at its sole cost and expense (subject to its rights with respect to the Allowance Loan) and in accordance with the provisions of Paragraph 17 of the Lease.

                  Portions of the Allowance Loan will be payable to Tenant or the contractor directly (at Landlord's option) from time to time within fifteen business days of Tenant's delivery to Landlord of (1) reasonable evidence that the then completed portion of the tenant improvements is in compliance with the plans and specifications approved by Landlord, and all applicable law, rules and regulations, and (2) satisfactory lien releases.

                  Interest at ten percent (10%) per annum shall begin accruing on the Allowance Loan commencing on December 1, 1992. Tenant will repay the Allowance Loan in monthly installments to Landlord based upon a ten percent (10%) per annum interest rate and a 10-year


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



6-month amortization schedule in accordance with Paragraph 3.01 above. The outstanding balance of the Allowance Loan shall be due and payable upon the expiration or earlier termination of the lease term, but may be prepaid at any time prior to maturity without penalty or premium. A default under this Lease shall be deemed a default under the Allowance Loan entitling Landlord to accelerate the then outstanding balance of the Allowance Loan. All amounts due under the Allowance Loan shall be deemed to be additional rent under this Lease. If prior to July 17, 1992, Tenant provides reasonable evidence to Landlord that it is unable to obtain the necessary governmental permits to allow Tenant's intended use of the Premises, then this Lease shall terminate and neither party shall have any further liability hereunder, except for obligations that have accrued prior to such termination.

INSERT 3.01

Rent:


              MONTHS BASE                MONTHLY RENT              AMORTIZATION
                  1-6                        $ 0                     $ 2,571
                 7-30                      $ 11,899                  $ 2,571
                 31-60                     $ 13,369                  $ 2,571
                 61-90                     $ 15,020                  $ 2,571
                91-126                     $ 16,879                  $ 2,571

         The Base Rent for months 1-6 shall be abated. In addition to Base Rent, Tenant shall pay the amortized tenant improvement costs in accordance with the schedule above, in advance on the first day of each month during the term of this Lease, without offset, deduction or prior demand.

INSERT 3.03

         Landlord agrees to invest the Security Deposit in a certificate of deposit ("CD"). Landlord shall have the right in its sole discretion to select the financial institution and the maturity date. Tenant hereby acknowledges and agrees that no trust or fiduciary relationship is created between Landlord and Tenant with respect to the Security Deposit. Tenant acknowledges that Landlord does not guarantee any rate of return, and Tenant assumes all consequences of early withdrawal of the CD if the Security Deposit, or a portion thereof, is needed to be applied to satisfy Tenant's obligations in accordance with the terms of the Lease. If Tenant performs all of Tenant's obligations hereunder, any interest accruing on the CD shall be sent to the Tenant within a reasonably period of time following the maturing of such CD. Provided Tenant has not defaulted under this lease, the principal amount of the CD and any interest accruing thereon, or so much thereof as has not theretofore been applied by Landlord in accordance with the terms of the Lease, shall be returned to Tenant at the expiration of the term hereof, and after Tenant has vacated the Premises.



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